                              AGREEMENT REGARDING THE
                         DRILLING OF COALBED METHANE WELLS

     This Agreement Regarding the Drilling of Coalbed Methane Wells ("Agreement") is effective the 1st day of October, 1998 ("Effective Date") and is by and between CBM Drilling LLC, a Wyoming limited liability company ("CBM") whose address is P.O. Box 353, Evansville, WY 82636 and Pennaco Energy, Inc ("Pennaco") whose address is 1050 17th Street, Suite 700, Denver, Colorado 80265.

                                      RECITALS

     A. Pennaco owns and operates certain undeveloped oil and gas interests located in the Powder River Basin in Montana and Wyoming and is interested in developing those interests by drilling coalbed methane wells into the Fort Union Formation.

     B. CBM has the equipment and expertise to drill coalbed methane wells to Pennaco's. specifications (with such CBM drilled wells being the "Wells").

     C. To facilitate CBM's drilling of such Wells for Pennaco, Pennaco has heretofore paid CBM $250,000 as a prepayment for such drilling and agrees to pay CBM an additional prepayment of $110,000 upon the execution of this Agreement (collectively, the "Prepayment" as more fully described in Section 1 below).

     D. To further facilitate the drilling of such Wells for Pennaco, Pennaco has agreed to loan CBM $90,000 (the "Loan"), to be secured with a first and prior security interest in all of CBM's personal property and equipment pursuant to a "Security Agreement."

     E. To memorialize their agreement with respect to the drilling of the Wells, the Prepayment, the Loan and Security Agreement, the parties wish to enter into this Agreement.

                                      AGREEMENT

     NOW THERETOFORE, for and in consideration of the foregoing, $100 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. PREPAYMENT FOR DRILLING. Prior to the execution of this Agreement, Pennaco has paid CBM the sum of $250,000 as a prepayment for the drilling of certain of the Wells. Contemporaneously with the execution of this Agreement, Pennaco shall pay CBM the additional sum of $110,000 as a prepayment for the drilling of Wells as hereinafter provided. The $250,000 prepayment and the $110,000 prepayment are herein collectively referred to as the "Prepayment." The Prepayment will be credited to every third Well drilled by CBM, i.e. for every three Wells CBM drills, CBM agrees to invoice Pennaco for two of such Wells upon the completion of each Well and apply a portion of the Prepayment to pay the invoice for the third Well. Pennaco agrees to pay the CBM invoices within then
(10) days of receipt. Upon expiration or termination of this Agreement, any unused portion of the Prepayment shall be refunded, without interest, to Pennaco within five (5) days after such termination. Such refund obligation shall be secured by the Security Agreement hereinafter described.

     2.   DRILLING OF THE WELLS.

          a. CBM will not be obligated to use more than three (3) rigs to drill the Wells unless Pennaco, with CBM's consent, elects to make an additional $90,000 prepayment for each additional rig which Pennaco requests CBM to provide for the drilling of the Wells. Such $90,000


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

prepayment will enable CBM to purchase a rig and such rig shall automatically become subject to the Security Agreement hereinafter described.

          b. It is the intent of the parties that as of the termination of this Agreement (except for breach), CBM shall have been offered the right to drill 75% of the coalbed methane wells drilled on leases operated by Pennaco in Campbell, Sheridan and Johnson Counties, Wyoming, and in Big Horn, Rosebud and Powder River Counties, Montana. This right shall terminate upon the earlier of
(i) when CBM has been offered 1,000 wells under the terms of this Agreement to drill on acreage operated by Pennaco or (ii) upon termination of this Agreement as hereinafter provided. However, it is recognized that at any particular time during the term of this Agreement, CBM may be drilling more or less than 75% of the wells then being drilled. In the event Pennaco offers a well to CBM for drilling while CBM is using fewer than 3 rigs on Pennaco wells (or the maximum number of rigs that CBM is required to provide pursuant to subparagraph 2.a. above if Pennaco has made additional prepayments) and CBM is unable to drill such well within the drilling schedule for such well or elects not to drill such well, such well shall count toward the 1,000 well maximum. Only those wells offered to and undrilled by CBM while CBM has fewer than 3 rigs (or the maximum number of rigs that CBM is required to provide pursuant to subparagraph 2. a. above) will be included in the 1,000 well maximum. CBM also will have the right to sub-contract with one or more third-party drillers (the "Driller(s)") to meet its drilling obligations under this Agreement. Pennaco will have the right to accept or reject any Driller proposed for use by CBM under this Agreement. Such Drillers must agree in writing with Pennaco to look solely to CBM for payment and to waive any rights to file liens against the Wells drilled under this Agreement. Notwithstanding


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

the foregoing, nothing in this Agreement is intended to obligate Pennaco to drill any minimum number of wells during the term hereof.

          b. In the event of a slow-down in or cessation of drilling activities on Pennaco-operated wells, Pennaco shall release third-party drilling rigs first so that CBM is the last to be released.

          c. Wells shall be drilled by CBM or third-party Drillers pursuant to the Drilling Contract (including Exhibit A thereto) attached hereto as EXHIBIT
1. Upon Pennaco's payment to CBM for work performed by third-party Drillers under the Drilling Contract, CBM shall indemnify and hold Pennaco harmless from any claims for payments by such Drillers. In the event of any claims for payment by such Drillers, Pennaco shall have the right, but not the obligation, in addition to all of its other remedies at law or in equity, to suspend payments hereunder to CBM until such claims have been resolved.

          e. All wells shall be drilled in a good and workmanlike manner to industry standards and to the specifications provided by Pennaco at any time and from time to time. The Parties shall work diligently together in order to attempt to resolve operational problems and performance problems as they arise.

          f. Pennaco shall enter into a separate agreement with Powder River Cementers giving Powder River the same rights as to the cementing of wells as CBM has for drilling hereunder', provided, however, that the rates for such cementing work must be competitive; provided, however, that such agreement shall not require any prepayments or obligation to loan.

          g. To facilitate the timely drilling of the Wells, Pennaco agrees to forward to CBM reasonable advance notice of Pennaco's proposed drilling schedule. The parties agree to work


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

together in good faith to schedule and meet such schedule for the drilling of the Wells, as the same may be amended at any time and from time to time by Pennaco.

          h. Pennaco, at its cost and expense, agrees to obtain and comply with all permits necessary to drill the Wells. Pennaco will be responsible for the negotiating of and payment of surface owner agreements and will provide copies of same to CBM.

     3 . LOAN/PROMISSORY NOTE. As soon as a Note and Security Agreement have been mutually agreed to by Pennaco and CBM, Pennaco agrees to lend CBM $90,000 to be evidenced by a Term Promissory Note (the "Note") which shall heave a term of 3 years and shall provide that the principal and interest, accrued on a semi-annual basis at the rate of ten percent (10%) per annum for the first two years and thirteen percent (13%) per annum for the third year, shall be paid at maturity. There shall be no prepayment penalty.

     4. ADDITIONAL LOANS. Similarly, Pennaco agrees, if requested by CBM on or before June 30, 1999, to loan CBM, promptly after such request, an additional $150,000.00, in $75,000.00 increments, for a three year term from the date of each loan, with principal and accrued interest, accrued on a semi-annual basis at the rate of 2.25% over the Prime Rate of Chase Manhattan Bank on the date of each loan for the first two years and 5.25% over such Prime Rate on the date of each loan for the third year, to be paid on the maturity date or earlier with no prepayment penalty. Such additional loans shall be evidenced by Secured Promissory Notes in the same form as the Note negotiated in connection with paragraph 4 above and shall be secured by the Security Agreement.

     5. SECURITY AGREEMENT. To secure any refund obligation under this Agreement and CBM's obligations under the Note and any additional loans pursuant to paragraph 4 above, CBM agrees to grant Pennaco a first and prior security interest in all of CBM's personal property and equipment including, but not limited to, the personal property and equipment described on EXHIBIT 2 (the "Collateral"). To grant the security interest to Pennaco, CBM, as debtor, agrees to execute a Security Agreement and such other documentation as reasonably deemed necessary in Pennaco's discretion to perfect Pennaco's security interest in the Collateral, including without limitation, local UCC filings in the appropriate counties and state central recording offices.

     6. INDEPENDENT CONTRACTOR STATUS. The parties intend that CBM provide the services under this Agreement as an independent contractor. This Agreement is not intended to create, and shall not create a joint venture, partnership or any other type of business association.

     7. TERM. This Agreement shall terminate upon the earlier of (i) completion of the drilling of the last well by CBM which constitutes the 1,000th well offered by Pennaco to CBM for drilling, or (ii) five years after the Effective Date hereof. If the 1,000 well number has not been reached by December 31, 2000, either Party may request renegotiation of the terms of the Drilling Contract based on prevailing market conditions at the time. If the parties are unable to agree on renegotiation of such terms within sixty (60) days after a request for renegotiation is made, either Party may terminate this Agreement on thirty (30) days notice to the other Party. Notwithstanding the foregoing, this Agreement may be terminated earlier by Pennaco in the event of a breach of this Agreement by CBM which is not cured within ten (10) days after notice by Pennaco of such breach. Upon expiration of the term of this Agreement (except for termination due to the breach of this Agreement by CBM), the Parties shall meet to attempt to negotiate a new Agreement for services on other wells to be drilled by Pennaco.


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

     8.   MISCELLANEOUS.

          a. GOVERNING LAW. The parties agree that this Agreement is governed by and shall be construed pursuant to the laws of the State of Colorado.

          b. NOTICES. All notices and communications required or permitted under this Agreement shall be in writing and addressed to the parties at the addresses set forth above. Any communication or delivery hereunder shall be deemed to have been duly made when received by the receiving party and may be personally delivered, sent by certified mail, return receipt requested, overnight courier or facsimile transmission. Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

          c. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with such amendment and delivered by such party to the party claiming the benefit of such amendment.

          d. NO WAIVER. A waiver by either Party of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach, whether of the same type or otherwise.

          e. ASSIGNMENT. This Agreement may not be assigned without the express written consent of the other Party, which consent shall not be unreasonably withheld. CBM hereby consents to the assignment of this Agreement to CMS Oil and Gas Company ("CMS"), at the election of CMS, as to wells to be drilled by CMS on acreage operated by CMS in Campbell, Sheridan and Johnson Counties, Wyoming, and in Big Horn, Rosebud and Powder River Counties, Montana. If CMS elects to accept such assignment it shall execute a ratification of this Agreement and, thereafter, this Agreement shall apply in the same manner as if CMS had been an original signatory hereto so that the wells drilled by CBM for CMS shall count toward the 1,000 well maximum and


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

CBM shall drill for CMS on the same terms as for Pennaco; provided, however, that the Prepayment shall be credited only against wells drilled for Pennaco, CMS shall not be obligated to make any prepayments, and CMS shall not be obligated to make any of the loans.

          f. HEADINGS. Headings used in this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

          g. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among the parties, superseding all negotiations, prior discussion and prior agreements.

          h. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.


     Executed on the dates set forth below but effective as of the Effective
Date.


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

                                                  Pennaco Energy, Inc.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  Date:
                                                       -------------------------



                                                  CBM Drilling, LLC


                                                  BY:
                                                     ---------------------------
                                                  its Manager


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  Date:
                                                       -------------------------


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